March 7, 1996

E. W.  BLANCH CO.
3500 West 80th Street
Minneapolis, Minnesota  55431

                  Reinsurance Confirmation

RE:  Excess Catastrophe Reinsurance Contract
     Underlying Aggregate Excess Reinsurance Contract
     Effective:  January 1, 1996
     Reinsurance Confirmations


This confirms that Meridian Mutual Group accepts the terms and conditions outlined in E. W. Blanch Co.'s Reinsurance Confirmation package of December 27, 1995.
In addition, this confirms that Meridian Mutual Group, has authorized and directed E. W. Blanch Co. to place the subject business with those reinsurers listed in E. W. Blanch Co.'s Reinsurance Confirmation package of December 27, 1995.


                    Sincerely,




                    Meridian Mutual Group

By:
Title: Vice President
       Corporate Underwriting Director
Date:  January 2, 1996